UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

M/I HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2017, M/I Homes, Inc. (“M/I Homes”) completed its offering of $250 million aggregate principal amount of its 5.625% Senior Notes due 2025 (the “New Senior Notes”). The New Senior Notes were sold only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and certain investors pursuant to Regulation S under the Securities Act.

The offering was consummated pursuant to the terms of a purchase agreement, dated as of July 31, 2017, by and among M/I Homes, as issuer, certain subsidiaries of M/I Homes, as guarantors (the “Guarantors”), and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the initial purchasers of the New Senior Notes.

M/I Homes intends to use a portion of the net proceeds from the offering of the New Senior Notes to repay all outstanding borrowings under its $475 million unsecured revolving credit facility (the “Credit Facility”) and to use the balance of such net proceeds for general corporate purposes, which may include future acquisitions of land, land development, home construction, capital expenditures, increasing its working capital, corporate acquisitions, repayment of other indebtedness, redemption of its 9.75% Series A Preferred Shares and other related purposes.

The New Senior Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Indenture

The New Senior Notes were issued under an indenture, dated as of August 3, 2017 (the “Indenture”), by and among M/I Homes, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The New Senior Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of M/I Homes’ subsidiaries that, as of the date of issuance of the New Senior Notes, are guarantors under the Credit Facility and M/I Homes’ 6.75% Senior Notes due 2021. The New Senior Notes are senior unsecured obligations of M/I Homes. The New Senior Notes will bear interest at a rate of 5.625% per year, payable semiannually in arrears on February 1 and August 1 each year, beginning on February 1, 2018. The New Senior Notes will mature on August 1, 2025.

M/I Homes may redeem some or all of the New Senior Notes at any time prior to August 1, 2020 at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” amount set forth in the Indenture. On or after August 1, 2020, M/I Homes may redeem some or all of the New Senior Notes at the redemption prices set forth in the Indenture. In addition, prior to August 1, 2020 , M/I Homes may redeem up to 40% of the New Senior Notes from the net cash proceeds of one or more qualified equity offerings at a redemption price equal to 105.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 60% of the aggregate principal amount of the New Senior Notes remains outstanding after the redemption and such redemption occurs within 90 days of the date of closing of such qualified equity offering. If M/I Homes experiences specific kinds of changes of control described in the Indenture, M/I Homes will be required to make an offer to purchase all of the New Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that limit the ability of M/I Homes and the Restricted Subsidiaries (as defined in the Indenture) to, among other things: (1) incur additional indebtedness or liens; (2) pay dividends or make other distributions or repurchase or redeem M/I Homes’ stock or other equity interests; (3) make investments; (4) sell assets; (5) create or permit restrictions on the ability of the Restricted Subsidiaries to pay dividends or make other distributions to M/I Homes; (6) engage in transactions with affiliates; and (7) consolidate or merge with or into other companies, liquidate or sell or otherwise dispose of all or substantially all of M/I Homes’ assets. These covenants are subject to important exceptions and qualifications as described in the Indenture. If the New Senior Notes receive an investment grade rating from both Standard & Poor’s Rating Group and Moody’s Investors Service, Inc., certain of these covenants will no longer apply.

The New Senior Notes and the Indenture contain customary events of default, including, without limitation: (1) failure to pay interest on the New Senior Notes for 30 days after becoming due; (2) failure to pay principal on the New Senior Notes when due; (3) failure to comply with certain agreements, covenants or obligations contained in the Indenture for a period of 60 days; (4) failure to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the holders of at least 25% of the aggregate principal amount of the New Senior Notes then outstanding; (5) certain defaults under other mortgages, indentures, instruments or agreements involving indebtedness of at least $25 million; (6) certain judgments in excess of $25 million that have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (7) certain bankruptcy events; and (8) any guarantee of a significant subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid, or any Guarantor denies its liability under its guarantee, in each case, other than in accordance with the terms of the Indenture and such guarantee.

Affiliates of one or more of the initial purchasers of the New Senior Notes serve as agents and/or lenders under the Credit Facility, M/I Homes’ homebuilding letter of credit facility and M/I Financial LLC’s $125 million secured mortgage warehousing agreement. The affiliates of the initial purchasers of the New Senior Notes which serve as lenders under the Credit Facility will receive a portion of the net proceeds from the offering of the New Senior Notes that are used to repay borrowings under the Credit Facility. In addition, the initial purchasers of the New Senior Notes or their affiliates may hold certain of our debt securities and preferred shares and could receive a portion of the net proceeds from the offering of the New Senior Notes to the extent such proceeds are applied to repay indebtedness or redeem preferred shares.

Registration Rights Agreement

In connection with the completion of the offering of the New Senior Notes, M/I Homes and the Guarantors entered into a registration rights agreement, dated as of August 3, 2017, with the initial purchasers of the New Senior Notes (the “Registration Rights Agreement”). The Registration Rights Agreement requires M/I Homes and the Guarantors to: (1) file with the Securities and Exchange Commission a registration statement within 120 days after the issue date of the New Senior Notes enabling holders to exchange the New Senior Notes for publicly registered notes with identical terms; (2) use their commercially reasonable efforts to cause such registration statement to become effective under the Securities Act within 210 days after the issue date of the New Senior Notes; (3) keep the exchange offer open for not less than 20, nor more than 30, business days (or longer if required by applicable law), after the date notice of the exchange offer is mailed to the holders of the New Senior Notes; and (4) use their commercially reasonable efforts to file a shelf registration statement for the resale of the New Senior Notes if they cannot complete an exchange offer within 240 days after the issue date of the New Senior Notes and in certain other circumstances.

If M/I Homes and the Guarantors do not comply with the foregoing obligations, M/I Homes will be required to pay liquidated damages to the holders of the New Senior Notes in the form of higher interest rates. Upon the occurrence of a registration default, the interest rate of the New Senior Notes will be increased by 0.25% per annum and will continue to increase by 0.25% per annum for each 90-day period that the registration default remains uncured, up to a maximum of 1.00% per annum. After M/I Homes cures the registration default, the accrual of liquidated damages will stop and the interest rate will revert to its original rate.

The above descriptions of the New Senior Notes, the guarantees of the New Senior Notes, the Indenture and the Registration Rights Agreement do not purport to be complete descriptions of the parties’ rights and obligations under the Indenture or the Registration Rights Agreement. The above descriptions are qualified in their entirety by reference to the Indenture (which includes the form of the New Senior Notes and the notation of guarantees) and the Registration Rights Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of August 3, 2017, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (filed herewith).

4.2	Form of 5.625% Senior Notes due 2025 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 3, 2017, by and among M/I Homes, Inc., the guarantors named therein and the initial purchasers named therein (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of August 3, 2017, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (filed herewith).

4.2	Form of 5.625% Senior Notes due 2025 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 3, 2017, by and among M/I Homes, Inc., the guarantors named therein and the initial purchasers named therein (filed herewith).